Exhibit 23.5

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated June 18, 2015 with respect to the financial statements and supplemental schedule of Forest City 401(k) Employee Savings Plan & Trust included in the Annual Report on Form 11-K for the year ended December 31, 2014, which are incorporated by reference in this Registration Statement. We consent to the incorporation by reference of the aforementioned report in this Registration Statement.

/s/ Grant Thornton LLP
Cleveland, Ohio
January 4, 2016